UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2008

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In order to more closely align the interests of Executive Management with those of shareholders and to facilitate retention of executives, the Compensation Committee has determined that 2007 bonuses awarded under the TSFG short term bonus plan (its Management Performance Incentive Plan), which have traditionally been paid in cash, will be paid at least 50% in restricted stock that vests over two years.

In addition, the Compensation Committee has determined that executives may elect to receive the balance of such short term bonus in restricted stock which vests over two years, and that given the deferral of these bonus payments and the vesting conditions, any amounts received in restricted shares will be subject to a 20% increase.

In light of the current economic environment and performance of the Company, the Compensation Committee has also determined that Executive Management would not receive base salary increases during 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

January 29, 2008	By:	/s/ William P. Crawford, Jr. William P. Crawford, Jr. Executive Vice President and General Counsel

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